UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2006

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2006, Chiquita Brands International, Inc. ("Chiquita") announced that Robert W. Olson, 60, senior vice president, general counsel and secretary, has decided to retire from the company at year end. The company also announced that James E. Thompson, 45, has joined Chiquita as senior vice president and chief compliance officer and that on July 1, 2006, Mr. Thompson will succeed Mr. Olson as general counsel and secretary.

Effective April 10, 2006, the Compensation & Organization Development Committee of Chiquita’s Board of Directors has approved an annual base salary for Mr. Thompson of $330,000 and the grant to him of shares of restricted Chiquita stock having a fair market value of $215,000. The restricted stock will have a two-year vesting period and otherwise be subject to the terms and conditions of the Chiquita Stock and Incentive Plan. Mr. Thompson also will enter into a change of control severance agreement and be eligible to participate in the company’s other benefits plans applicable to senior executive officers, including annual bonus program, stock award and long term incentive programs and severance pay plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

April 12, 2006	By:	/s/Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary